-1-


                                                  Exhibit e (vi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   EXHIBIT I
                                     to the
                             Distributor's Contract

                                  RIGGS FUNDS

                           Riggs Small Cap Stock Fund
                                 Class Y Shares


      In consideration of the mutual covenants set forth in the Distributor's Contract dated July 30, 1991 between Riggs Funds and Federated Securities
Corp., Riggs Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the Class Y Shares thereof, first set forth in this Exhibit.


      Witness the due execution hereof this 1st day of December, 1999.

                                    RIGGS FUNDS


                                    By:  /s/ Joseph S. Machi
                                      ----------------------------------
                                    Name:  Joseph S. Machi
                                    Title:  Vice President




                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ David M. Taylor
                                      ----------------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President